UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 17, 2025

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
(203)
849-5216
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1.00 par value	XRX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Xerox Holdings Corporation		Xerox Corporation

Emerging growth company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Xerox Holdings Corporation	☐	Xerox Corporation	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On January 17, 2025, Xerox Holdings Corporation (“Xerox Holdings”) and Xerox Corporation (“Xerox Corp” and, together with Xerox Holdings, “Xerox”) announced the commencement of employment of William “Liam” Twomey effective January 21, 2025 and the appointment of Mr. Twomey as its new Vice President and Chief Accounting Officer (Principal Accounting Officer), effective February 1, 2025.
Mr. Twomey joins Xerox from Paramount (NASDAQ: PARA), where he served as Senior Vice President, Global Accounting Operations from 2022 to 2025, Senior Vice President, Cable Networks and Global Business Services Controller from 2020 to 2022, Vice President International Media Networks Controller from 2015 to 2020, and Vice President Deputy Worldwide Controller from 2014 to 2015. Prior to that, Mr. Twomey held various positions at Trusted Media Brands, Inc., Focus Financial Partners, LLC, and PricewaterhouseCoopers, LLP. Mr. Twomey holds a Bachelor of Science degree in Business Administration from Molloy College (New York). He is a Certified Public Accountant, licensed in the State of New York. There are no family relationships between Mr. Twomey and any director, director nominee, or executive officer of Xerox, and Mr. Twomey does not have an interest in any transaction that would be reportable under Item 404(a) of Regulation
S-K.
On January 16, 2025, Mr. Twomey and Xerox entered into a letter agreement (the “Offer Letter”) regarding his employment with Xerox. Pursuant to the Offer Letter, Mr. Twomey will receive an annual base salary of $400,000, be eligible to receive an annual bonus targeted at 60% of his base salary under the Xerox Holdings Management Incentive Plan, and be eligible to receive a long-term incentive (LTI) award in the 2025 annual cycle, with a target grant date fair value of $400,000, and eligible for additional LTI awards in future years subject to approval by the Compensation and Human Capital Committee of the Board of Directors of Xerox Holdings. Mr. Twomey will also receive a signing bonus of $50,000, payable within 30 days after his start date, subject to clawback in the event of a voluntary termination of employment by Mr. Twomey or an involuntary termination by Xerox due to a violation of business practices or policies, in each case, within the first 12 months of his employment. In addition, the Offer Letter provides that conditioned upon Mr. Twomey’s execution of a change in control severance agreement, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.3 to Xerox’s Quarterly Report on Form
10-Q
for the quarter ended September 30, 2024, filed on November 4, 2024, Mr. Twomey will be eligible for certain change-in-control
severance benefits in the event of an involuntary termination not for cause following the occurrence of a change-in-control.
Mr. Twomey will be eligible to participate in Xerox’s benefit plans and eligible for executive financial planning assistance and other executive benefit programs, including Xerox’s Officer Severance Program, which was filed with the Securities and Exchange Commission as Exhibit 10.1 to Xerox’s Current Report on Form
8-K
filed on March 15, 2024.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signatures for each undersigned shall be deemed to relate only to matters having reference to such company and its subsidiaries.

XEROX HOLDINGS CORPORATION

Date: January 17, 2025	By:	/s/ Flor M. Colón
	Name:	Flor M. Colón
	Title:	Secretary

XEROX CORPORATION

Date: January 17, 2025	By:	/s/ Flor M. Colón
	Name:	Flor M. Colón
	Title:	Secretary